UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 28, 2015

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2015, Ameris Bancorp (the “Company”) completed its private placement of 5,320,000 shares (the “Shares”) of the Company’s common stock, $1.00 par value per share (the “Private Placement”). The Shares were offered and sold to certain institutional investors (the “Purchasers”) pursuant to a Securities Purchase Agreement dated as of January 28, 2015 (the “Purchase Agreement”) at a price of $22.50 per share in a private placement transaction pursuant to the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. Each of the Purchasers has represented to the Company that such Purchaser is an “accredited investor” (as defined in Rule 501(a) under the Securities Act).

The Company received net proceeds from the issuance of the Shares to the Purchasers of approximately $114.5 million (after deducting placement agent commissions and the Company’s estimated expenses), and the Company intends to use the net proceeds to fund its recently announced acquisitions of Merchants & Southern Banks of Florida, Incorporated and eighteen Bank of America branches located in North Florida and South Georgia and for general corporate purposes. Sandler O’Neill & Partners, L.P. served as sole placement agent with respect to the Private Placement and received a fee from the Company equal to 4% of the aggregate purchase price paid by the Purchasers for the Shares.

The Purchase Agreement contains representations and warranties and covenants of the Company and the Purchasers that are customary in private placement transactions. The provisions of the Purchase Agreement also include an agreement by the Company to indemnify each Purchaser against certain liabilities.

Pursuant to the terms of the Purchase Agreement, the Company and the Purchasers also entered into a Registration Rights Agreement dated as of January 28, 2015 (the “Registration Rights Agreement”) under which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within 30 days, a registration statement covering the resale of the Shares. The Company will be required to make certain payments as liquidated damages under the Registration Rights Agreement to holders of the Shares in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective. The provisions of the Registration Rights Agreement also include an agreement by the Company to indemnify each Purchaser against certain liabilities.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement dated as of January 28, 2015 by and among Ameris Bancorp and the Purchasers identified therein.

10.2	Registration Rights Agreement dated as of January 28, 2015 by and among Ameris Bancorp and the Purchasers identified therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

	By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer

Dated: January 30, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Securities Purchase Agreement dated as of January 28, 2015 by and among Ameris Bancorp and the Purchasers identified therein.

10.2	Registration Rights Agreement dated as of January 28, 2015 by and among Ameris Bancorp and the Purchasers identified therein.